FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT


          This First Amendment is made this ___ day of July, 1996 by and between STAT HEALTH CARE SERVICES, INC.,
("Seller"), INTERNATIONAL NURSING SERVICES, INC. ("INS") and
JJ CARE RESOURCES, INC., formerly known as SJ Care
Resources, Inc., ("Purchaser").


     RECITALS

          The parties hereto have entered into a Purchase and Sale Agreement dated January 10, 1996 (the "Purchase
Agreement"), pursuant to which the Purchaser agreed to purchase substantially all of the assets of the Seller, which assets do not include the cash or accounts receivable of Seller.

          The parties hereto have agreed to amend the Purchase Agreement as hereinafter set forth.

          NOW THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree as follows:

     Article I of the Purchase Agreement is hereby amended by deleting the definition of the following terms contained therein: "Adjusted Number of Shares of Acquisition Stock",
"Acquisition Stock", "Average Share Price", "Demand
Registration Rights", "Guaranty", "Installment Note", "PIC
Amount", "PIC Note", and "Piggy Bank Registration Rights".

     Article I of the Purchase Agreement is hereby further amended by amending the definitions of the terms
"Subscription Agreement" and "Registration Rights Agreement" contained therein to read in their entirety as follows:

               "'Subscription Agreement' has the meaning given it in Section 2.2.

               'Registration Rights Agreement' has the
meaning given it in Section 2.2."

     Article I of the Purchase Agreement is hereby further amended by adding a new definition thereto to read in its entirety as follows:

               "'Warrant' has the meaning given it in
Section 2.2."

     Section 2.1 of the Purchase Agreement is hereby amended by adding the following sentence at the end thereof:

               "The Assets shall not include any accounts receivable or cash of Seller or the Seller's rights under its existing lease of office space located at 3071 Perry
Avenue."

     Section 2.2 of the Purchase Agreement is hereby amended to read in its entirety as follows:

               "2.2 Purchase Price for Assets; Allocation of Purchase Price. The aggregate purchase price for the Assets (the "Purchase Price") is (i) $1,550,000 payable in cash at the Closing, (ii) 200,000 shares of fully paid and non-assessable common stock of INS, and (iii) a warrant for the purchase of 125,000 shares of common stock of INS with an exercise price equal to the closing "ask" price for INS common stock on July 16, 1996, which warrant (the "Warrant") shall in substantially the form of Exhibit 2.2(c)(i).
Seller acknowledges and agrees that Purchaser has paid Seller a cash deposit in the amount of $50,000 which shall be credited against the cash portion of the Purchase Price at the Closing. At the Closing, the remaining $1,500,000 of the cash portion of the Purchase Price shall be paid by Purchaser to Seller in the form of a cashier's check or wire transfer immediately available funds. At the Closing, Purchaser shall also deliver the Warrant to Seller and shall deliver to Joel A. Klarreich in escrow pursuant to binding instructions that such shares of stock shall not be released to Seller prior to January 1, 1997, the 200,000 fully paid and nonassessable shares of common stock of INS. The shares of common stock of INS delivered as part of the Purchase Price shall be delivered pursuant to a Subscription Agreement executed by Seller at the Closing in substantially the form of Exhibit 2.2(c)(ii) (the "Subscription Agreement") hereto and such shares and the shares of INS common stock which are subject to the Warrant shall be subject to the terms of a Lockup and Registration Rights Agreement in substantially the form of
Exhibit 2.2(c)(iii) (the "Registration Rights Agreement"). The Purchase Price shall be allocated to the Assets as set forth in Exhibit 2.2(d). INS, Purchaser and Seller agree that they will not take a position on any income tax return or before any governmental agency or in any judicial proceeding that is inconsistent in any way to this allocation and shall cooperate to complete IRS form 8594 as soon as practicable following the closing date."

     Section 8.1(h) of the Purchase Agreement is hereby amended to read in its entirety as follows:

               "(h)  Opinion of Counsel.  Seller shall
receive from counsel to Purchaser and INS an opinion dated the closing date in form and substance reasonably satisfactory to Seller."

     Sections 8.2(j), 10.2(b), 12.3(c) and 12.4(e) and
12.4(f) of the Purchase Agreement are hereby deleted.

     Section 10.2 of the Purchase Agreement is hereby amended by amending the amount "$1,500,000" where it appears therein to be "$1,000,000."

     The conditions precedent set forth in Sections 8.2(k) and 8.3 of the Purchase Agreement are hereby deemed to have been satisfied and Purchaser and INS waive their right to terminate the Purchase Agreement as a result of the failure of either such condition to be satisfied. Purchaser and INS understand that Seller has repurchased the shares of its stock owned by Margaret D. Ryniker and have reviewed the financial condition, business and operations of Seller, and, as a result, agree that neither the repurchase of such shares nor any material adverse change in the financial condition, business or operations of Seller since the date of the Purchase Agreement shall be grounds for termination under Sections 8.2(d) or 8.2(n) of the Purchase Agreement.

     Section 12.4(g) of the Purchase Agreement is hereby amended to read in its entirety as follows:

               "(f)  Non-Cash Purchase Price.  200,000
shares of common stock of INS, the Warrant, and the Registration Rights Agreement."

     Exhibits 2.2(c)(i), 2.2(c)(ii), 2.2(c)(iii) and
8.1(j)(iii) are hereby amended to be in the forms of Exhibits 2.2(c)(i), 2.2(c)(ii), 2.2(c)(iii) and 8.1(j)(iii)
to this First Amendment.

     Except as specifically amended hereby, the Purchase
Agreement shall remain in full force and effect.


          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

                              STAT HEALTH CARE SERVICES,
INC.

                              By:
                              Its:


                              INTERNATIONAL NURSING
SERVICES, INC.

                              By:
                              Its:


                              JJ CARE RESOURCES, INC.

                              By:
                              Its:


     EXHIBIT 2.2(c)(i)


Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act of 1933 or have been registered or qualified under any applicable state securities laws. None of such securities may be transferred in the absence of registration under such Act and registration or qualification under applicable state securities laws or receipt by Individual Nursing Services, Inc. of an opinion of counsel to the effect that such registration is not required.


     INTERNATIONAL NURSING SERVICES, INC.


     WARRANT DATED:  July __, 1996


Number of Shares:   125,000

Holder:        STAT Health Care Services, Inc.

Address:       c/o James Bozzomo
               77 Browers Lane
               Roslyn Heights, New York  11577



THIS CERTIFIES THAT the holder of this Warrant ("Holder") is entitled to purchase from INTERNATIONAL NURSING SERVICES, INC., a Colorado corporation (hereinafter called the "Company"), at $_____ per share the number of shares of the Company's common stock set forth above ("Common Stock"). This Warrant shall expire on the third anniversary of the date of the date of issuance of this Warrant.



     This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Securities Act of 1933 (the "Act") and registered or qualified under any applicable state securities laws or if the Company has received from counsel to the Holder reasonably satisfactory to the Company a written opinion reasonably satisfactory to the Company to the effect that registration of the Warrant or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation; provided, however, that the Warrant and such underlying shares may be distributed to the shareholders of STAT Health Care Services, Inc. upon the liquidation of such holder. The Warrant and the Underlying Shares shall be appropriately legended to reflect this restriction and appropriate stop transfer instructions shall apply.

     (a) Any permitted assignment of this Warrant shall be effected by the Holder by (i) executing the form of assignment at the end hereof, (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of counsel to the Holder referred to above; and (iii) unless in connection with an effective registration statement which covers the sale of this Warrant and or the shares underlying the Warrant, delivery to the Company of a statement by the transferee (in a form acceptable to the Company and its counsel) that such Warrant is being acquired by the transferee for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) new Warrants representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Warrant surrendered. Such Warrants shall be exercisable immediately upon any such assignment of the number of Warrants assigned. The transferor will pay all relevant transfer taxes.
Replacement warrants shall bear the same legend as is borne by this Warrant.

     The term "Holder" should be deemed to include any permitted record transferee of this Warrant.

     The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants.

     This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

     In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the number and kind of such securities then subject to this Warrant and/or the exercise price of this Warrant shall be made effective as of the date of such occurrence so that both the position of the Holder upon exercise and the total exercise price payable on such exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment.
Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

     The rights represented by this Warrant may be exercised at any time within the period above specified by (i) surrender of this Warrant at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, the delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such Shares are being acquired by the Holder for investment and not with a view to their distribution or resale.

     The certificates for the Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten business days after all requisite documentation has been provided, after the rights represented by this Warrant shall have been so exercised, and shall bear a restrictive legend with respect to any applicable securities laws.

     This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado. The federal and state courts located in the State of Colorado shall have non-exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested.
All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performances well as other remedies.

     IN WITNESS WHEREOF, INTERNATIONAL NURSING SERVICES,
INC. has caused this Warrant to be signed by its duly authorized officers under Its corporate seal and to be dated as of the date set forth above.

                              INTERNATIONAL NURSING
SERVICES, INC.


                              By:
                              Title:


Attest: ___________________________
          Secretary



     EXHIBIT 2.2(c)(ii)

     SUBSCRIPTION AGREEMENT FOR
     PURCHASE OF COMMON STOCK


          Pursuant to Section 2.2 of the Purchase and Sale Agreement dated as of January 10, 1996, as amended, among STAT HEALTH CARE SERVICES, INC. ("Purchaser"), INTERNATIONAL NURSING SERVICES, INC. ("INS") and SJ CARE RESOURCES, INC., Purchaser hereby subscribes for
200,000 shares of common stock of INS, par value $0.01 (the
"Shares").

          Purchaser acknowledges that the Shares will not be registered under the Securities Act of 1933, as amended (the "Federal Act"), in reliance upon the exemption from registration under Section 4(2) of the Federal Act as not involving any public offering. Purchaser also acknowledges that reliance by INS on the foregoing exemptions from registration is predicted in part upon its representations, warranties and agreements contained in this Subscription Agreement.

          Purchaser hereby represents, warrants, covenants and agrees as follows:

          (1) Purchaser is purchasing the Shares solely for its own account, with the intention of holding the Shares for investment, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares; and it shall not make any sale, transfer or other disposition of the Shares in violation of state or federal law, provided, however, that in connection with the liquidation of Purchaser, the Shares may be distributed to Purchaser's shareholders.

          (2) Purchaser understands that the Shares will constitute "restricted securities" under the Federal Act inasmuch as they are being or will be acquired in a transaction not involving a public offering and that under the Federal Act and applicable regulations thereunder may be resold without registration under the Federal Act only in certain limited circumstances.

          (3) Purchaser has such knowledge and experience in business and financial matters that it is capable of evaluating the risks and merits associated with the acquisition of the Shares and has had the opportunity to review and evaluate financial and other information relating to INS and to obtain copies of such other information as deemed appropriate prior to executing this Agreement.

          (4) Purchaser acknowledges that any certificates representing the shares subscribed for hereunder will contain a legend indicating that said shares have not been registered under the Federal
Act or any applicable state securities laws, and prohibiting further transfer, sale or conveyance of such securities until such securities may, in the opinion of counsel to the issuer, be so transferred, sold or conveyed without a violation of any state or federal securities law.

          IN WITNESS WHEREOF, Purchaser has executed this
Subscription Agreement on the ___ day of July, 1996.

                              "PURCHASER"

                              STAT HEALTH CARE SERVICES,
INC.


                              By:
                              Title:




     EXHIBIT 2.2(c)(iii)


     LOCKUP AND REGISTRATION RIGHTS AGREEMENT


     This Agreement made this _____ day of July, 1996, by and among INTERNATIONAL NURSING SERVICES, INC., a Colorado corporation ("INS"), and STAT HEALTH CARE SERVICES, INC., a
New York corporation ("STAT").

     Recitals

     Pursuant to a Purchase and Sale Agreement dated January 10, 1996, as amended (the "Purchase Agreement") between STAT, INS and JJ Care Resources, Inc., a New York corporation formerly known as SJ Care Resources, Inc., JJ Care Resources, Inc. has delivered to STAT 200,000 shares of INS common stock and a warrant to purchase an additional 125,000 shares of INS stock (the "Warrant"). INS has agreed to register the 200,000 shares of INS common stock delivered to STAT pursuant to the Purchase Agreement and the 25,000 shares which are subject to the Warrant (the "Subject Shares") pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

     INS shall, within 120 days from the date of this Agreement, file a registration statement on Form S-1, SB-2 or S-3 or on another form available to INS and satisfactory to STAT to register under the Securities Act of 1933 (the "1933 Act") for sale or distribution to the public all (but not less than all) of the Subject Stock, and thereafter shall file such amendment or amendments to such registration statement as shall be necessary to cause the same to become effective.

     INS shall:

     Have such registration statement declared effective as promptly as reasonably practicable after the filing thereof and will promptly notify STAT and its underwriters, if any, and confirm such advice in writing, (i) when such registration statement has become effective, (ii) when any post-effective amendment to any such registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

     Furnish to STAT or the underwriters such number of copies of any prospectus (including any preliminary prospectus) as STAT may reasonably request in order to effect the offering and sale of the Subject Stock being offered and sold by STAT, but only while INS is required under the provisions hereof to cause the registration statement to remain current;

     Qualify not later than the effective date of such registration statement the Shares or Other Securities registered thereunder under the "blue sky" laws of such states as STAT may reasonably request;
and For a period of at least one year from the effective date of the registration statement or, if the registration statement becomes effective prior to December 31, 1996, until at least December 31, 1997, keep such registration statement in effect and current and from time to time amend or supplement or file post effective amendments to the registration statement and the prospectus in connection therewith to the extent necessary to permit the completion within said period of the sale or distribution of the Subject Stock with respect to which such registration statement shall have become effective in compliance with the 1933 Act and the rules and regulations adopted thereunder. If at any time the SEC should institute any proceedings for the purpose of issuing, or should issue a stop order suspending the effectiveness of any such registration statement, INS will promptly notify STAT and will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. INS will advise STAT promptly of any order or communication of any public board or body addressed to INS suspending or threatening to suspend the qualification of any of the Subject Stock for sale in any jurisdiction.

     The entire cost and expense of any registration pursuant to paragraph 1 and the state qualifications related thereto, other than the fees and expenses of counsel to STAT, if any, and any compensation or fees and expenses of underwriters for STAT, which shall remain the obligation of STAT, pursuant to paragraph 2(c) shall be borne by INS.

     INS hereby indemnifies and agrees to hold harmless STAT, any underwriter (as defined in the 1933 Act) for STAT, any broker or dealer to or through whom STAT sells Subject Stock who may be deemed an underwriter and each person, if any, who controls STAT or any such underwriter, broker or dealer within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint or several, to which any such persons may be subject, under the 1933 Act or otherwise, and to reimburse any of such persons for any legal or other expenses incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which the Subject Stock was registered under the 1933 Act pursuant to this Agreement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon information furnished to INS in writing by STAT or any underwriter for STAT specifically for use therein. By requesting registration under this Agreement, STAT will be deemed thereby to indemnify and to have agreed to hold harmless INS and its directors and officers and each person, if any, who controls INS within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint or several, to which any of such persons may be subject under the 1933 Act or otherwise, and to reimburse any of such persons for any legal or other expenses incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, but only to the extent caused by an untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any registration statement under which the Subject Stock was registered under the 1933 Act pursuant to this Agreement, any prospectus contained therein, or any amendment or supplement thereto, which was based upon and in conformity with information furnished to INS in writing by STAT or its underwriters expressly for use therein.

     INS will permit counsel and other representatives of STAT to participate in meetings in connection with the preparation of the registration statement, but at STAT's cost and expense. Before filing the registration statement or amendments or supplements thereto with respect to registrations pursuant to paragraph 1, INS shall furnish to STAT copies of all such documents proposed to be filed, which shall be subject to the approval of counsel for STAT, although the presence of STAT's counsel or other representatives at any such meetings or his or her approval of all or any of such documents to be filed shall not alter the rights to indemnification noted in the preceding paragraph 4. INS shall promptly deliver to STAT copies of the registration statement and amendments thereto as filed with the SEC and upon the effectiveness of the registration statement, such number of copies of the prospectus included in such registration statement as STAT may reasonably request.

     Upon the registration statement applicable thereto becoming effective, INS shall issue to STAT, at the expense of INS, unlegended certificates representing the Subject
Stock so registered in such numbers and denominations as STAT shall reasonably request.

     Notwithstanding anything to the contrary contained in this Agreement, STAT agrees that, except as may be otherwise provided in this paragraph 7, it shall not assign, sell or otherwise transfer any of the
Subject Shares to any party (other than a transfer to a shareholder of STAT provided that such shareholder agrees in writing to be bound by the provisions of this paragraph 7 (a "Qualifying Shareholder Transfer")) prior to January 1, 1997, and further agrees that it will not assign, sell or transfer, other than in a Qualifying Shareholder Transfer, more than 100,000 of the Subject Shares during the three month period ending
March 31, 1997, or more than 10,000 of the Subject Shares in any calendar week ending prior to June 30, 1997. If, at any time after January 1, 1997, STAT desires to sell more shares than may be permitted by this paragraph 7, it shall first provide INS with at least three days written notice of its intent to sell such additional shares and shall offer to sell such shares to INS or its designee at a price equal to the lesser of the closing "bid" price for INS common stock on the date of such offer or $4.50 per share. INS or its designee shall have two business days to accept and close such offer. If INS declines to accept any such offer, and if at the time the offer was made, the closing "bid" price for INS common stock exceeded $4.50 per share, the volume limitations on subsequent sales of INS shares by STAT contained in this paragraph 7 shall be eliminated and STAT shall be free to sell its INS shares without regard to any such volume limitations.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

     Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be mailed by facsimile transmission or recognized overnight courier service addressed as follows:

          If to STAT:              c/o James Bozzomo
                              77 Browers Lane
                              Roslyn Heights, New York
11577

          If to INS:               International Nursing
Services, Inc.
                              360 South Garfield Street,
Suite 660
                              Denver, Colorado  80209
                              Attention:  John Yeros
                              Facsimile: (303) 394-3653
or to such other address with respect to a party as such party shall notify the others in writing as above provided.

     This Agreement contains the complete agreement among the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior agreements and understandings among the parties hereto with respect thereto.

     This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the provisions of New York law regarding conflicts of laws.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

     INS and STAT acknowledge and agree that each party would be irreparably damages in the event any of the provisions hereto were not performed by parties in accordance with their specific terms or were otherwise breached. It is accordingly agreed that INS or STAT, as the case may be, shall be entitled to injunctive relief (including, without limitation, a temporary restraining order or a preliminary injunction) to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which INS and STAT may be entitled, at law or in equity.

     IN WITNESS WHEREOF, the parties have set their hands the day and year first above written.

     INTERNATIONAL NURSING
     SERVICES, INC.




     By:___________________________


     STAT HEALTH CARE
     SERVICES, INC.




     By:___________________________